..

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                               AMENDMENT NO. 1 TO

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 23, 2006

                           NEOMEDIA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                        0-21743                  36-3680347
        --------                        -------                  ----------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      Incorporation)                                         Identification No.)


 2201 Second Street, Suite 600,
      Fort Myers, Florida                                         33901
      -------------------                                         -----
(Address of Principal Executive
            Offices)                                            (Zip Code)

                                (239) - 337-3434
                                ----------------
                             (Registrant's Telephone
                          Number, including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Completion of Acquisition of BSD Software, Inc.

      On March 21, 2006, NeoMedia Technologies, Inc. ("NeoMedia") (OTCBB:NEOM) acquired all of the outstanding common shares of BSD Software Inc. ("BSD") (OTCBB: BSDS). Pursuant to the terms of the merger, BSD was merged with and into NeoMedia Telecom Services, Inc., a wholly-owned subsidiary of NeoMedia. The separate corporate existence of BSD ceased as of the effective time of the merger, and NeoMedia Telecom Services, Inc. continues as the surviving corporation.

      In exchange for all of the outstanding shares of BSD, NeoMedia issued 7,123,698 shares of its common stock, valued at $0.3467, which is the volume-weighted average closing price of NeoMedia stock for the five days prior to the effective time of the merger. Each BSD shareholder received approximately
0.2019 share of NeoMedia common stock for each share of BSD common stock held.

      BSD was the holder of 90% of the outstanding shares of Triton Global Business Services, Inc. ("Triton"), a provider of live and automated operator calling services and e-business support, including billing, clearinghouse and information management services, to companies in the telecommunications industry. With the merger, NeoMedia Telecom Services, inc., a wholly-owned subsidiary of NeoMedia, now owns 90% of Triton.



      This Form 8-K/A is being filed as Amendment No. 1 to NeoMedia's Form 8-K filed with the SEC on March 23, 2006, in order to provide the financial statements required by Items 9(a) and (b) of Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a) Financial Statements of Acquired Businesses -BSD Software, Inc.

Interim Financial Statements for the three and six months ended January 31, 2006 and 2005 (unaudited):
Balance  sheet  as  of  January  31,  2006  (unaudited)
Statements of income for the three and six months ended January 31, 2006 and 2005 (unaudited) Statements of cash flows for the six months ended January 31, 2006 and 2005 (unaudited)
Notes to financial statements for the six months ended January 31, 2006 and 2005 (unaudited)

Audited Financial  Statements for the years ended July 31, 2005 and 2004:
Report of Independent  Registered  Public  Accounting Firm
Balance sheet as of July 31, 2005
Statements of income for the years ended July 31, 2005 and 2004
Statements of changes in stockholders' deficit for the years ended July 31, 2005 and 2004
Statements  of cash flows for the years  ended  July 31,  2005 and 2004
Notes to financial statements for the year ended July 31, 2005

(b) Pro Forma Financial Information

Notes to pro forma combined  financial  statements
Pro forma  combined  balance sheet as of December  31,  2005  (unaudited)
Pro forma combined statement of operations for the twelve months ended December 31, 2005 (unaudited)

(c) Exhibits

23.1 - Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

(a) Financial Statements of Acquired Business - BSD Software, Inc.

Supplementary Financial Information
The following information presents BSD Software, Inc.'s unaudited quarterly operating results for the three and six months ended January 31, 2006 and 2005. The data has been prepared by BSD Software, Inc. on a basis consistent with the consolidated financial statements included elsewhere in this Form 8-K/A, and includes all adjustments, consisting of normal recurring accruals, that considered necessary for a fair presentation thereof. These operating results are not necessarily indicative of our future performance.
--------------------------------------------------------------------------------

BSD SOFTWARE,  INC.
Interim  Consolidated  Balance Sheet (Unaudited)
January 31, 2006
--------------------------------------------------------------------------------
(U.S. dollars)
--------------------------------------------------------------------------------
Assets

Current assets:

  Cash and cash equivalents                                        $     52,264
  Accounts receivable                                                 1,566,393
  Prepaid expenses                                                       13,383

- ------------------------------------------------------------  ----------------
Total current assets                                                  1,632,040

Property and equipment, net                                              69,747
- ------------------------------------------------------------  ----------------
Total assets                                                        $ 1,701,787
- ------------------------------------------------------------  ----------------

Liabilities and Stockholders' Deficiency

Current liabilities:
  Accounts payable and accrued liabilities                          $ 3,328,715
  Shareholder loans                                                     207,705
  Due to Officer                                                        518,050
  Due to Wayside Solutions Inc.                                         920,678
  Notes payable                                                          68,621
 - -----------------------------------------------------------  ----------------
                                                                      5,043,769
Commitments and contingencies

Stockholders' deficiency:
 Share capital:
 Authorized:
  Preferred stock 5,000,000 shares at $.001  par value
  Common  stock  50,000,000  shares at $.001 par value
 Issued and  outstanding:
   32,560,897  common  shares                                            32,561
 Additional  paid-in capital                                          3,193,697
 Accumulated   deficit                                               (5,694,867)
 Accumulated other comprehensive loss                                  (873,373)
------------------------------------------------------------    ----------------
Total stockholders' deficit                                          (3,341,982)
------------------------------------------------------------    ----------------
Total liabilities and stockholders' deficit                      $    1,701,787
----------------------------------------------------------      ----------------

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)

                                                          Three Months Ended                Six Months Ended
                                                              January 31                      January 31
-----------------------------------------------------------------------------------------------------------------
 (U.S. dollars)                                          2006            2005            2006            2005
-----------------------------------------------------------------------------------------------------------------
Revenue                                             $  2,049,676    $  1,679,171    $  4,344,686    $  3,257,503

Cost of revenue (exclusive of depreciation
                   shown separately below)             1,665,359       1,379,583       3,671,838       2,555,498
-----------------------------------------------------------------------------------------------------------------
                                                         384,317         299,588         672,848         702,005
Operating expenses:
  Administration                                          45,900          34,633          82,604          69,897
  Professional fees                                       88,926          18,340         132,336          98,215
  Rent                                                    16,395          15,953          33,487          31,042
  Payroll                                                189,587         122,621         329,207         245,019
  Depreciation and amortization                           12,649          19,094          28,425          38,623
-----------------------------------------------------------------------------------------------------------------
                                                         353,457         210,641         606,059         482,796
-----------------------------------------------------------------------------------------------------------------
Income from operations                                    30,860          88,947          66,789         219,209

Other expenses
  Interest expense                                       (28,478)        (30,317)        (57,114)        (61,178)
  Loss on sale of assets                                      --          (9,167)             --          (9,167)
  Total other expenses                                   (28,478)        (39,484)        (57,114)        (70,354)

Net income before provision for taxes                      2,382          49,463           9,675         148,864
  Income taxes                                                --              --              --              --
-----------------------------------------------------------------------------------------------------------------
Net income                                                 2,382          49,463           9,675         148,864

Other comprehensive income (loss):
  Foreign currency translation adjustment               (120,046)         63,573        (233,833)       (222,600)
-----------------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                             (117,664)        113,036        (224,158)        (73,736)
-----------------------------------------------------------------------------------------------------------------
Basic income per share                              $       0.00    $       0.00    $       0.00    $       0.00
Diluted income per share                            $       0.00    $       0.00    $       0.00    $       0.00
----------------------------------------------------------------------------------------------------------------
Weighted average common shares and common
 share equivalents:
Basic                                                 32,560,897      31,684,597      32,560,897      31,734,705
Diluted                                               32,560,897      32,684,597      32,560,897      32,734,705
----------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Cash Flows (Unaudited)

                                                                                   Six Months Ended
                                                                                      January 31
----------------------------------------------------------------------------------------------------
(U.S. dollars)                                                                    2006         2005
----------------------------------------------------------------------------------------------------
Cash flows from (used in):
  Operations:

    Net income                                                                $   9,675    $ 148,864
      Adjustments to reconcile net income to net cash provided by (used in)
        operating activities:
            Loss on sale of assets                                                   --        9,167
            Depreciation and amortization                                        28,425       38,623
    Change in operating working capital:
      Decrease (Increase) in accounts receivable                                130,463     (147,700)
      Decrease in prepaid expenses                                                   --       10,654
   Increase (Decrease) in accounts payable and accrued liabilities             (324,258)      21,480
-----------------------------------------------------------------------------------------------------
                                                                               (155,695)      81,088
 Investing:
  Proceeds on sale of property and equipment                                         --       16,677
  Purchase of property and equipment                                             (4,989)          --
-----------------------------------------------------------------------------------------------------
                                                                                 (4,989)      16,677
  Financing:
  Repayment of shareholder loans                                                (51,207)     (23,106)
  Repayment of notes payable                                                    (34,250)      (8,752)
  Repayment of due to Wayside Solutions Inc.                                         --      (68,117)
-----------------------------------------------------------------------------------------------------
                                                                                (85,457)     (99,975)
-----------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                    275,221      (81,993)
-----------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                             29,080      (84,203)

Cash and cash equivalents, beginning of period                                   23,184      128,945
-----------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                      $  52,264    $  44,742
-----------------------------------------------------------------------------------------------------

Supplemental cash flow information:
    Interest paid                                                             $   3,574    $   6,402
    Income taxes paid                                                         $      --    $      --


The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

1.    Nature of business:

      BSD Software, Inc. (the "Company") operates as a holding company for the purposes of investing in Triton Global Communications Inc. ("TGCI"), which is a provider of billings, clearing house and information management services to the tele-communications industry.

      The accompanying unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with Notes to Financial Statements contained in the Company's audited consolidated financial statements on Amendment No. 1 of Form 10-KSB for the period ended July 31, 2005. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included in the consolidated financial position of the Company as of January 31, 2006 and the operating results for the three and six month periods ended January 31, 2006 and 2005 and cash flows for the six month period ended January 31, 2006 and 2005 are not necessarily indicative of the results that may be expected for the year ended July 31, 2006.

      These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has reported net income of $271,350 and $44,549 for the years ended July 31, 2005 and 2004 respectively and has an accumulated deficit of $5,704,542 as of July 31, 2005. As of July 31, 2005 the Company had a working capital deficit of $3,205,216. For the six months ended January 31, 2006 and 2005 the Company has reported net income of $9,675 and $148,864 respectively and has an accumulated deficit of $5,694,867 as of January 31, 2006. As of January 31, 2006 the Company had a working capital deficit of $3,411,729. These factors, amongst others, raise substantial doubt about the Company's ability to continue as a going concern.

      The Company's ability to continue as a going concern is dependent upon management's ability to raise additional financing and continue profitable operations. During the period ended January 31, 2006, management continued to take actions to reduce operating losses.

      The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise substantial doubt about the validity of the "going concern" assumption used in preparing these financial statements. There is no certainty that these and other strategies will be sufficient to permit the Company to continue to meet its obligations in the normal course of business.

      The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. If the going concern basis was not appropriate for these financial statements, adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

1.    Nature of business (continued):

      The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

      On December 21, 2004, NeoMedia Technologies, Inc. (NeoMedia) and the Company signed a definitive Agreement and Plan of Merger. Upon the closing of the merger transaction discussed therein, the Company's shareholders will receive, for each share of the Company's stock owned, NeoMedia common stock equivalent to $0.07 divided by the volume-weighted average price of NeoMedia common stock for the five trading days immediately prior to the effective time of the merger. The agreement has been approved by holders of approximately 63% of the Company's outstanding shares and its Board. Closing is subject to the terms and conditions outlined in the merger agreement, as well as regulatory approval of the merger and registration/information statement by the United States Securities and Exchange Commission. Prior to closing, the merger can be terminated by the Company if more than 5% of the Company's outstanding shares dissent to the merger. The merger can be terminated prior to closing by NeoMedia if, at the time of closing, the Company has: (i) less than $850,000 in assets,
      (ii) more than $5,000,000 in liabilities, or (iii) more than 38,000,000 shares of common stock outstanding. Either party can terminate the merger if the merger has not closed by December 31, 2005, which date may be extended by mutual consent of NeoMedia and the Company. On February 17, 2006, the Company mailed an information statement to its shareholders providing details of the merger agreement and is waiting the allotted time for shareholders to assert their dissenters rights as required under the Florida Business Corporations Act before proceeding. There is no assurance that the merger will be completed.


2.    Significant accounting policies:


      (a)   Principles of consolidation:

            The unaudited condensed consolidated interim financial statements include the accounts of Triton Global Communications Inc. ("TGCI") and Triton Global Business Services Inc. ("TGBSI"). All significant inter-company balances and transactions have been eliminated upon consolidation.

      (b)   Translation of foreign currency:

            The functional currency of the operations is the Canadian dollar. The financial statements are reported in United States dollars and are translated to United States dollars at the exchange rates in effect at the balance sheet date for assets and liabilities and at average rates for the period for revenues and expenses. Resulting exchange differences are accumulated as a component of accumulated other comprehensive loss.

            Revenue and expense transactions originating in U.S. dollars are translated to Canadian dollars at rates in effect at the time of the transaction. Foreign exchange losses of $23,751 for the six month period ending January 31, 2006 and foreign exchange gains of $61,578 for the six month period ending January 31, 2005 are included in income.

      (c)   Reclassification:

            Certain reclassifications have been made to the prior year unaudited consolidated interim financial statements to conform to the current year presentation.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

2.    Significant accounting policies (continued):

      (d)   Revenue recognition:

            We record revenue in accordance with SEC SAB No. 104 "Revenue Recognition in Financial Statements." SAB No. 104 requires that service sales be recognized when there is persuasive evidence of an arrangement which states a fixed and determinable price and terms, delivery of the product has occurred in accordance with the terms of the sale without any further material performance obligation, and collectibility of the sale is reasonably assured. Revenue is recognized at the time that calls are accepted by the clearing house for billing to customers.

      (e)   Stock-based compensation:

            Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments. The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date. Pro forma income is the same as net income as no options were granted or vested during the periods.

      (f)   Income per common share:

            Basic net income per common share is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Diluted income (loss) per common share is calculated by dividing the applicable net income (loss) by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued during the period.

      (g)   Deferred Income Taxes

            The company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax
            assets  and   liabilities   are   recognized   for  the  future  tax
            consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment.

            To the extent that realization of deferred tax assets is not considered to be "more likely than not", a valuation allowance is provided.

      (h)   Minority Interest

            Although the Company currently owns only 90% of TGBSI, operations have resulted in cumulative losses to January 31, 2006 and as a result, the entire amount of these losses have been reflected in these financial statements and no minority interest allocation has been calculated. Until such time as operations recover the deficiency in minority interest of $ 98,591, the full 100% of the operating results of Triton Global Business Services Inc. will be reported in these consolidated financial statements with no allocation to minority interest.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

2.    Significant accounting policies (continued):

      (i) New Accounting Pronouncements In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact SFAS 123(R), will have on our consolidated financial statements.

      In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.




3.    Commitments and contingencies:


            The Company leases its business premises and certain office equipment under operating leases. Total lease payments during the current six month period totaled $33,386 (2005- $31,922), net of sublease revenue of $80,511 (2005 -$75,434). Future lease payments will aggregate $209,210 as follows:

                           2007                                  $        67,138
                           2008                                           64,602
                           2009                                           64,029
                           2010                                           13,441
                                                                 ---------------
                                                                 $       209,210
                                                                 ===============

            Included in the above, the Company leases premises with future lease payments of approximately: 2007 - $156,216; 2008 - $155,044; 2009 -
            $59,549; 2010 - $0.00 which are subleased for corresponding amounts over corresponding lease terms.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

3.    Commitments and contingencies: (continued)

            In the normal course of operations the Company is subject to claims and lawsuits, which they are defending. As of March 7, 2006 the Company is aware of the following legal proceedings: In December 2002, TGCI sued CanTalk for breach of contract. The action was brought before the Court of Queen's Bench, Winnipeg, Canada. The case is styled "Triton Global Communications v. CanTalk." The action alleges that CanTalk failed to perform under an outsource agreement pursuant to which CanTalk was to provide support for Triton's entry into the international operator service market. In response to the suit, CanTalk filed a counterclaim against TGCI for $10,000 alleging breach of contract. TGCI believes that CanTalk's counterclaim is without merit and it intends to defend the counterclaim. The case is still pending.

            On May 2, 2005, four shareholders of BSD Software, Inc. filed a complaint against BSD and NeoMedia, claiming that the purchase price as outlined in the purchase agreement between NeoMedia and BSD is too low. The plaintiffs are seeking unspecified damages and injunctive relief against the merger. BSD has moved to have the action dismissed and believes the claim is without merit and intends to defend the claim. The case is still pending.

            In July of 2005 Broad Reach Network Inc. (BRN) filed a Statement of Claim against Triton Global Business Services Inc. (TGBSI). The action was brought before the court of Queen's Bench, Calgary, Alberta. BRN is suing for damages and judgment in the amount of CDN $81,000. TGBSI has filed a statement of defense denying the amount of the indebtedness to BRN and filed a countersuit in the amount of CDN $50,000 for breach of contract. The Company has accrued an amount in its liabilities to cover this contingency.

4.    Related party transactions:


            Wayside Solutions, Inc., a Corporation affiliated with the Company, provided financing services to the Company. Amounts due to Wayside Solutions Inc., bear interest at 10% per annum and are due on demand. A general security agreement against all current and future assets of the Company has been provided by TGBSI to Wayside Solutions Inc. as collateral. Accrued interest relating to these services is included in interest and finance charges, aggregating $30,836 in the current period (2005 - $32,572).

            Amounts due to Guy Fietz, CEO, President and a shareholder of the Company, bear interest at 10% per annum, are unsecured and due on demand. Included in interest and finance charges is accrued interest of $18,797 (2005 - $17,721).

            Amounts due to shareholders bear interest at rates varying from 0%-10% per annum, are unsecured and due on demand. Payments in the current six month period totaled $54,781, including interest of $3,574 (2005 - $52,280, including interest of $6,402).

            A bonus of $42,500 was paid in the current period to Guy Fietz, CEO, President and a shareholder of the Company.

            These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

5.    Concentration of Risk:

            Accounts receivable with three customers represent approximately 81% (2005 - two customers accounted for 75%) of the balance of accounts receivable as at January 31, 2006. While management recognizes the concentration risks, it is the opinion of management that these accounts do not represent a significant credit risk as all of the customers are large corporations that have been in business for several years and never defaulted on any payments to the company. Management carefully and regularly reviews billings and collections from these companies as well as continues to monitor and assess credit risk by looking at the publicly available financial information of these customers.

            A majority of the Company's purchases are from four (2005 - four) specific vendors. The Company has significant sales and purchases denominated in U.S. currency, and is therefore exposed to financial risk resulting from fluctuations in exchange rates and the degree of volatility of these rates.

Report of Independent Registered Public Accounting Firm


To the Board of Directors of BSD Software, Inc and Subsidiaries

We have audited the accompanying consolidated balance sheet of BSD Software, Inc. (the "Company") as of July 31, 2005, and the related consolidated statements of operations and comprehensive loss, cash flows, and shareholders' deficit for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the 2005 consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced operating losses and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
September 28, 2005, except for Note 11,
 (which is as of December 15, 2005).

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors of BSD Software, Inc.

We have audited the accompanying statements of operations and comprehensive loss, shareholders' deficit and cash flows of BSD Software, Inc. (the "Company") for the year ended July 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the results of the Company's operations and its cash flows for the year ended July 31, 2004 in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements described above have been restated from those previously issued as described in note 11.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced operating losses and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG LLP

Chartered Accountants


Regina, Canada
September 24, 2004, except for note 11, which is as of December 15. 2005

 BSD SOFTWARE, INC.
 Consolidated Balance Sheet, as restated


--------------------------------------------------------------------------------
(U.S. dollars) July 31, 2005
--------------------------------------------------------------------------------

Assets

Current assets:
     Cash                                                                    $    23,184
     Accounts receivable                                                       1,582,891
     Prepaid expenses                                                             12,452
----------------------------------------------------------------------------------------
                                                                               1,618,527

Property and equipment                                                            87,392
----------------------------------------------------------------------------------------
                                                                             $ 1,705,919
----------------------------------------------------------------------------------------

Liabilities and Stockholders' Deficiency
Current liabilities:
     Accounts payable and accrued liabilities                                $ 3,187,028
     Shareholder loans                                                           243,256
     Due to Officer                                                              463,973
     Due to Wayside Solutions Inc.                                               827,041
     Notes payable                                                               102,445
----------------------------------------------------------------------------------------
                                                                               4,823,743
Stockholders' deficiency:
     Share capital:
     Authorized:
     Preferred stock 5,000,000 shares at $.001 par value Common stock
     50,000,000 shares at $.001 par value Issued and outstanding:
     32,560,897 common shares (July 31, 2004 - 31,684,597)                        32,561
     Additional paid-in capital (as restated - Note 11)                        3,193,697
     Accumulated Deficit                                                      (5,704,542)
     Accumulated other comprehensive loss (as restated - Note 11)               (639,540)
----------------------------------------------------------------------------------------
                                                                              (3,117,824)

Commitments and contingencies
----------------------------------------------------------------------------------------
                                                                             $ 1,705,919
----------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.

 BSD SOFTWARE, INC.
 Consolidated Statements of Operations and Comprehensive Income, as restated


                                                                              Years Ended July 31,
-----------------------------------------------------------------------------------------------------
(U.S. dollars)                                                              2005             2004
-----------------------------------------------------------------------------------------------------

Revenue                                                                 $  7,350,409     $  6,091,101

Cost of revenues                                                           5,855,723        4,618,371
-----------------------------------------------------------------------------------------------------

                                                                           1,494,686        1,472,730

Operating expenses:
     Administration                                                          140,209          182,938
     Professional fees                                                       186,736          334,946
     Rent                                                                     57,244           90,396
     Payroll                                                                 603,260          537,391
     Depreciation and amortization                                            73,187           77,093

-----------------------------------------------------------------------------------------------------
                                                                           1,060,636        1,222,764
-----------------------------------------------------------------------------------------------------

Income from operations                                                       434,050          249,966

Other income (expenses)
     Interest expense                                                       (153,533)        (253,328)
     Loss on sales of assets                                                  (9,167)          (3,179)
     Gain on sale of contracts                                                    --           51,090
-----------------------------------------------------------------------------------------------------
     Total other income (expense)                                           (162,700)        (205,417)

Income before provision for taxes                                            271,350           44,549
     Income taxes                                                                 --               --
-----------------------------------------------------------------------------------------------------
Net Income                                                                   271,350           44,549
Other comprehensive loss
     Foreign currency translation adjustment (as restated - Note 11)        (266,642)        (220,584)
-----------------------------------------------------------------------------------------------------
Comprehensive income (loss) (as restated - Note 11)                     $      4,708     $   (176,035)
-----------------------------------------------------------------------------------------------------
Basic and diluted earnings per share                                    $       0.01     $       0.00
-----------------------------------------------------------------------------------------------------
Weighted average shares outstanding, basic                                31,780,707       30,494,009
-----------------------------------------------------------------------------------------------------
Weighted average shares outstanding, diluted                              31,921,884       31,494,009
 -----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.


 BSD SOFTWARE, INC.
 Consolidated Statements of Cash Flows, as restated


                                                                              Years Ended July 31,
 -------------------------------------------------------------------------------------------------
 (U.S. dollars)                                                               2005          2004
 -------------------------------------------------------------------------------------------------
Cash flows from (used in):
 Operations:
 Net income                                                                $ 271,350     $  44,549
 Items not involving cash:
      Adjustments to reconcile net income to cash provided by (used in)
operating activities:
      Non-cash financing costs                                                    --        98,550
      Shares issued to non-executive employees                                30,000            --
      Loss on sale of assets                                                   9,167         3,179
      Depreciation and amortization                                           73,187        77,093

 Change in non-cash operating working capital:
      Accounts receivable                                                   (683,317)     (305,947)
      Income taxes recoverable                                                    --        33,048
      Prepaid expenses                                                        10,709         2,092
      Accounts payable and accrued liabilities                               493,251       169,927
 -------------------------------------------------------------------------------------------------
                                                                             204,347       122,491
 Investing:
      Proceeds on sale of property and equipment                              16,677        35,188
      Purchase of property and equipment                                          --        (2,259)
 -------------------------------------------------------------------------------------------------
                                                                              16,677        32,929
 Financing:
      Repayment of shareholder loans                                         (93,952)      (38,395)
      Repayment of notes payable                                             (69,027)      (10,599)
      Repayment of due to Wayside Solutions Inc.                             (68,806)      (63,706)
 -------------------------------------------------------------------------------------------------
                                                                            (231,785)     (112,700)
 -------------------------------------------------------------------------------------------------
 Effect of exchange rate changes on cash and cash equivalents                (95,000)       11,295
 -------------------------------------------------------------------------------------------------
 Net decrease in cash and cash equivalents                                  (105,761)       54,015

 Cash, beginning of period                                                   128,945        74,930
 -------------------------------------------------------------------------------------------------
 Cash, end of period                                                       $  23,184     $ 128,945
 -------------------------------------------------------------------------------------------------
 Supplemental Cash Flow Information
      Interest Paid                                                        $  11,527     $     723
      Taxes Paid                                                           $      --     $      --
      Non-cash investing and financing activities:
         Reduction of accounts payable and accrued liabilities
         in lieu of stock issuance                                         $   4,348     $      --
         Reduction of shareholder loans in lieu of stock issuance          $  39,153     $      --
         Shares issued to employees                                        $  30,000     $      --


The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Shareholders' Deficit, as restated

                                                                                        Accumulated
                                                                                          Other        Additional
                                                    Common Stock         Paid-in      Comprehensive   Accumulated
                                               Shares          Amount    Capital           Loss         Deficit          Total
---------------------------------------------------------------------------------------------------------------------------------
Balance July 31, 2003, as
 originally reported                        30,710,427   $     30,710  $  2,213,161   $   (349,020)  $ (6,020,441)  $ (4,125,590)
Correction of error                                                    $   (196,706)  $    196,706                  $         --
--------------------------------------------------------------------------------------------------------------------------------

Balance July 31, 2003, as restated          30,710,427   $     30,710  $  2,016,455   $   (152,314)  $ (6,020,441)  $ (4,125,590)

Shares issued of subsidiary company                                    $    886,964                                 $    886,964
Stock issued re: extension of
 financing agreements                          252,170   $        253  $    100,616                                 $    100,869
Stock issued for employee salary                30,000   $         30  $      9,527                                 $      9,557
Stock issued for professional
 services rendered                              35,000   $         35  $     13,965                                 $     14,000
Stock issued re: Accomodation Agreements       657,000   $        657  $     97,893                                 $     98,550
Comprehensive loss - foreign currency
 translation adjustment                                                               $   (220,584)                 $   (220,584)
Net Income                                                             $         --                  $     44,549   $     44,549
--------------------------------------------------------------------------------------------------------------------------------
Balance July 31, 2004                       31,684,597         31,685     3,125,420       (372,898)    (5,975,892)    (3,191,685)

Stock issued to pay debt                       126,300   $        126  $     39,027                                 $     39,153
Restricted stock issued to employees           750,000   $        750  $     29,250                                 $     30,000
Comprehensive loss - foreign currency
 translation adjustment                   $   (266,642)                $   (266,642)
Net Income                                                                                           $    271,350   $    271,350
--------------------------------------------------------------------------------------------------------------------------------
Balance July 31, 2005                       32,560,897   $     32,561  $  3,193,697   $   (639,540)  $ (5,704,542)  $ (3,117,824)
--------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Notes to Consolidated Financial Statements
(U. S. Dollars)
Periods ended July 31, 2005 and July 31, 2004

1.    Nature of business:

      BSD Software, Inc. (the "Company") operates as a holding company of Triton Global Communications Inc. ("TGCI"), which is a provider of billings, clearing house and information management services to the tele-communications industry.

      The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for financial information. The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

      On December 21, 2004, NeoMedia Technologies, Inc. (NeoMedia) and the Company signed a definitive Agreement and Plan of Merger. Upon the closing of the merger transaction discussed therein, the Company's shareholders will receive, for each share of the Company's stock owned, NeoMedia common stock equivalent to $0.07 divided by the volume-weighted average price of NeoMedia common stock for the five trading days immediately prior to the effective time of the merger. The agreement has been approved by holders of approximately 63% of the Company's outstanding shares and its Board. Closing is subject to the terms and conditions outlined in the merger agreement, as well as regulatory approval of the merger and registration/information statement by the United States Securities and Exchange Commission. Prior to closing, the merger can be terminated by the Company if more than 5% of the Company's outstanding shares dissent to the merger. The merger can be terminated prior to closing by NeoMedia if, at the time of closing, the Company has: (i) less than $850,000 in assets,
      (ii) more than $5,000,000 in liabilities, or (iii) more than 38,000,000 shares of common stock outstanding. Either party can terminate the merger if the merger has not closed by December 31, 2005, which date may be extended by mutual consent of NeoMedia and the Company. There is no assurance that the merger will be completed.

2.    Going concern:

      These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has reported net income of $271,350 and $44,549 for the years ended July 31, 2005 and 2004 respectively and has an accumulated deficit of $5,704,542 as of July 31, 2005. As of July 31, 2005 the Company had a working capital deficit of $3,205,216.

      The Company's ability to continue as a going concern is dependent upon management's ability to raise additional financing and continue profitable operations. During the year ended July 31, 2005, management continued to take actions to reduce operating losses and is in the process of securing additional financing. There is no assurance that additional financing will be obtained.

      The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise substantial doubt about the validity of the "going concern" assumption used in preparing these financial statements. There is no certainty that these and other strategies will be sufficient to permit the Company to continue to meet its obligations in the normal course of business.

      The financial statements do not reflect adjustments that would be necessary if the "going concern" assumption were not appropriate. If the "going concern" basis was not appropriate for these financial statements, adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

3.    Significant accounting policies:

      (a)   Principles of consolidation:

            The consolidated financial statements include the accounts of Triton Global Communications Inc. ("TGCI") and Triton Global Business Services Inc. ("TGBSI"). TGCI was acquired by TGBSI on October 22, 2002 and these financial statements reflect the results of operations for TGCI from that date forward. TGBSI acquired the Company in a reverse takeover transaction effective November 4, 2002. As a result, the Company changed its year end to July 31, 2003. These statements reflect the consolidated operations of TGBSI from August 1, 2002 forward consolidated with the Company from November 4, 2002. All significant inter-company balances and transactions have been eliminated upon consolidation.

            Use of Estimates:

            The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates made by management include, among others, realization of long lived assets, accrued liabilities, and valuation allowance for defined income taxes. Actual results could differ from those estimates.

            Fair Value of Financial Instruments:

            The Company has adopted SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.


            For certain of the Company's financial instruments including cash, accounts receivable, and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

      (b)   Property and equipment:

            Property and equipment are stated at cost, net of accumulated depreciation and amortization. Amortization is provided using the straight-line method at the following rates:

---------------------------------------------------------------------------------------------------------------------
            Asset                                                       Method
---------------------------------------------------------------------------------------------------------------------

            Office furniture and equipment                           Straight line                       5 years
            Computer equipment                                       Straight line                       5 years
            Computer software                                        Straight line                       3 years
            Leasehold improvements                                   Straight line                       5 years

---------------------------------------------------------------------------------------------------------------------

            Property and equipment are assessed for potential impairment when triggering events occur that indicate the carrying value may not be recoverable. If the undiscounted estimated future net cash flows are less than the carrying value of the asset, the impairment loss is calculated as the amount by which the carrying value of the asset exceeds its fair value. Fair value has been calculated as the present value of estimated future net cash flows.

      (c)   Translation of foreign currency:

            The functional currency of the operations is the Canadian dollar. The financial statements are reported in United States dollars and are translated to United States dollars at the exchange rates in effect at the balance sheet date for assets and liabilities and at average rates for the period for revenues and expenses. Resulting exchange differences are accumulated as a component of accumulated other comprehensive loss.

            Revenue and expense transactions originating in U.S. dollars are translated to Canadian dollars at rates in effect at the time of the transaction. Foreign exchange gains and losses are included in income.

      (d)   Revenue recognition:

            We record revenue in accordance with SEC SAB No. 104 "Revenue Recognition in Financial Statements." SAB No. 104 requires that service sales be recognized when there is persuasive evidence of an arrangement which states a fixed and determinable price and terms, delivery of the product has occurred in accordance with the terms of the sale, and collectibility of the sale is reasonably assured. Revenue is recognized at the time that calls are accepted by the clearing house for billing to customers.

      (e)   Reclassification:

            Certain reclassifications have been made to the prior year balance sheet to conform to the current year presentation.

      (f)   Stock-based compensation:

            Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments. The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date. In November of 2004 the Company issued 126,300 common shares to pay down debt owed to shareholders of Triton Global Business Services Inc. In July of 2005 the Company issued 750,000 common shares to employees. These transactions were recorded at their fair value and are included in the statements of the company.

                                                July 31, 2005     July 31, 2004

                  Outstanding Stock Options        150,000          750,000
                  Outstanding Warrants           1,000,000        1,000,000


      (g)   Earnings (loss) per common share:

            Basic earnings (loss) per common share is calculated by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is calculated by dividing the applicable net earnings (loss) by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued during the period. The treasury stock method is used to compute the dilutive effect of options, warrants and similar instruments.

      (h)   Deferred Income Taxes:

            The company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax
            assets  and   liabilities   are   recognized   for  the  future  tax
            consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment. To the extent that realization of deferred tax assets is not considered to be "more likely than not", a valuation allowance is provided.

      (i)   Minority Interest:

            Although the Company currently owns only 90% of TGBSI, operations have resulted in cumulative losses to July 31, 2005 and as a result the entire amount of these losses have been reflected in these financial statements and no minority interest has been calculated. Until such time as operations recover the deficiency in minority interest of $212,804 the full 100% of operating results will be reported with no off-setting minority interest.

      (j)   New Accounting Pronouncements:

            In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". The amendments made by
            Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

            In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS 152)". The amendments made by Statement 152 amend FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

            In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

            In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

            In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

            In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB
            Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and represents another step in the FASB's goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005.

            In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

4.    Property and equipment:

--------------------------------------------------------------------------------
                                                   Accumulated
                                            Cost   Amortization  Net Book Value
--------------------------------------------------------------------------------
      Office furniture and equipment    $  68,301   $  46,780     $  21,521
      Computer equipment                  151,630      95,493        56,137
      Computer software                    66,366      62,761         3,605
      Leasehold improvements               17,978      11,849         6,129
--------------------------------------------------------------------------------
                                        $ 304,275   $ 216,883     $  87,392
--------------------------------------------------------------------------------

      Estimated depreciation expense over the next 5 years is as follows:

                           2006                        $        49,822
                           2007                                 34,724
                           2008                                  2,846
                           2009                                     --
                           2010                                     --
                                                       ---------------
                                                       $        87,392
                                                       ===============

5.    Notes payable:

      Notes payable bear interest at rates varying from 0%-5% per annum, are unsecured and due on demand. Payments in 2005 totaled $69,290, including interest of $321 (2004 - $16,814, including interest of $723).

6.    Income taxes:

      Income tax recovery differs from the amount that would be computed by applying the statutory income tax rate of 35% (2004 - 35%) for the following reasons:
--------------------------------------------------------------------------------
                                                            2005          2004
--------------------------------------------------------------------------------

      Computed income tax (recovery)                    $  94,973        15,592

      Non taxable items and other differences            (144,426)     (305,289)

      Adjustment to future tax assets for
        enacted changes in tax losses and rates            20,038        20,038

      Change in valuation allowance                        29,415       269,659
--------------------------------------------------------------------------------
                                                        $      --    $       --
--------------------------------------------------------------------------------

      The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below:

-----------------------------------------------------------------------------------------------------
                                                                           2005                2004
-----------------------------------------------------------------------------------------------------
Deferred tax assets:
  Non-capital losses carried forward                                  $   785,520         $   788,659

  Property, plant and equipment - difference in net book value
      and undepreciated capital cost                                      155,261             181,537

Tax value of investment greater than accounting                           450,621             450,621
-----------------------------------------------------------------------------------------------------
                                                                        1,391,402           1,420,817
Less valuation allowance                                               (1,391,402)         (1,420,817)
-----------------------------------------------------------------------------------------------------
Deferred tax liabilities                                                       --                  --
                                                                               --                  --
-----------------------------------------------------------------------------------------------------
Net deferred tax assets                                               $        --        $         --
-----------------------------------------------------------------------------------------------------

      The Corporation had approximately $2,337,856 of non-capital losses available at July 31, 2005 to reduce taxable income of future years. These losses expire in periods from 2006 through 2020.


7.    Commitments and contingencies:

      Operating Leases

      The Company leases its business premises and certain office equipment under operating leases under non-cancelable operating lease agreements expiring through 2009. Total lease payments during the current period totaled $59,028 (2004 - $91,950), net of sublease revenue of $152,157(2004
      - $81,977). Future lease payments will aggregate $226,406 as follows:

                           2006                              $        64,155
                           2007                                       60,111
                           2008                                       59,933
                           2009                                       42,207
                           2010                                           --
                                                             ---------------
                                                             $       226,406
                                                             ===============

      In addition, the Company leases premises with future lease payments of approximately: 2006 - $153,417; 2007 - $130,041; 2008 - $121,051 which are subleased for corresponding amounts over corresponding lease terms.

      Payment Commitments

      The company has made certain commitments to pay down some of its current liabilities. All of the items are shown as current even though these commitments extend over a one year period as the Company would be subject to immediate repayment terms if the commitments are not kept.

               Accounts Payable  Notes Payable  Shareholder Loan    Total
      2006        $201,380        $ 68,500        $105,397        $375,277
      2007         163,754          34,484          36,909         235,147
      2008              --              --           4,849           4,849
      2009              --              --              --              --
                  --------        --------        --------        --------
                  $365,134        $102,984        $147,155        $615,273
                  ========        ========        ========        ========

      Litigation

      In the normal course of operations the Company is subject to claims and lawsuits. The Company is currently involved in various claims and litigation, which they are defending. The Company or its subsidiaries are aware of the following legal proceedings:

      In December 2002, TGCI sued CanTalk for breach of contract. The action was brought before the Court of Queen's Bench, Winnipeg, Canada. The case is styled "Triton Global Communications v. CanTalk." The action alleges that CanTalk failed to perform under an outsource agreement pursuant to which CanTalk was to provide support for Triton's entry into the international operator service market. In response to the suit, CanTalk filed a counterclaim against TGCI for $10,000 alleging breach of contract. TGCI believes that CanTalk's counterclaim is without merit and it intends to defend the counterclaim.

      On May 2, 2005, four shareholders of BSD Software, Inc. filed a complaint against BSD and NeoMedia, claiming that the purchase price as outlined in the purchase agreement between NeoMedia and BSD is too low. The plaintiffs are seeking unspecified damages and injunctive relief against the merger. BSD is currently reviewing the case with its attorneys. BSD believes that the action is without merit and intends to defend the claim.


8.    Stock Options and Warrants:

      On May 14, 2003 the Company entered into an agreement to issue warrants for 1,000,000 common shares, at an exercise price of $0.25 to a corporation as consideration for consulting services. These warrants were issued on August 20, 2003. Management's best estimate of the fair value of the shares at the time of the Agreement was approximately $0.40, as a result a charge for $150,000 was recorded as professional fees expense for the year ended July 31, 2003. These warrants were excluded from the Diluted Weighted Average Shares Outstanding for the year ended July 31, 2005, since the strike price exceeds the average annual market price.

      On August 2, 2003 the Board of Directors granted stock options to purchase 150,000 shares at a strike price of $0.01 per share to a non-employee for services performed that are to expire on August 2, 2005. Subsequent to year end the options have expired.

      On August 2, 2003 the Board of Directors granted stock options to purchase 450,000 shares at a strike price of $0.01 per share to key employees. On December 19, 2003 the Board of Directors approved stock options to purchase 150,000 shares at a strike price of $0.01 per share to a key employee. At the present time the Company had not adopted a Stock Option Plan, thus no granted stock options could be exercised. As a result of this, the Company did not recognize the compensation cost in accordance with Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees" as the Company did not have a qualified plan.

      In July of 2005, the Company's Board of Directors adopted and approved a Stock Bonus Plan, which included the issuance of 750,000 restricted shares to key employees of the Company at a price of $0.04 per share. The Stock Bonus Plan included a provision that replaced the options granted to key employees in August and December 2003 aforementioned.

9.    Related party transactions:

      Wayside  Solutions,  Inc.,  a  Corporation  affiliated  with the  Company, provided financing services to the Company. Amounts due to Wayside Solutions Inc., bear interest at 10% per annum and are due on demand. A general security agreement against all current and future assets of the
      Company has been provided by TGBSI to Wayside Solutions Inc. as collateral. Accrued interest relating to these services is included in interest and finance charges, aggregating $61,485 in the current period (2004 - $66,766).

      Amounts due to Guy Fietz, CEO, President and a shareholder of the Company, bear interest at 10% per annum, are unsecured and due on demand. Included in interest and finance charges is accrued interest of $35,335 (2004 - $34,119).

      Amounts due to shareholders bear interest at rates varying from 0%-10% per annum, are unsecured and due on demand. Payments in 2005 totaled $105,158, including interest of $11,206 (2004 - $12,000, principal only). During the current year 126,300 shares were issued to pay down amounts owing to shareholders of $39,153 including interest of $4,353. A similar transaction did not occur in the prior year.

      These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

10.   Concentration of Risk:

      Accounts receivable with three customers represent approximately 90% (2004
      - 2 customers represented 73%) of the balance of accounts receivable as at July 31, 2005. It is the opinion of management that these accounts do not represent a significant credit risk.

      A majority (47%) (2004 - 57%) of the Company's purchases are from three (2004 - three) specific vendors. The Company has significant sales and purchases denominated in U.S. currency, and is therefore exposed to financial risk resulting from fluctuations in exchange rates and the degree of volatility of these rates.

11.   Restatement of previously reported financial information:

      The Company, in reviewing its accounting practices with respect to translating the foreign currency statements of its subsidiary Triton Global Business Services Inc., became aware that it incorrectly applied SFAS 52 in accounting for foreign currency translations related to the net assets of its subsidiary. As the functional currency of the Company and its subsidiaries is the Canadian dollar, the net assets of its subsidiary were to be translated using the historical exchange rate in effect when the merger with its subsidiary occurred. As a result, the company had overstated the Additional Paid in Capital balance as well as overstated the Accumulated Other Comprehensive Loss balance. Both of these accounts form part of the equity section of the balance sheet. The foreign currency translations were reported correctly for all asset and liability accounts as well as revenue, and expenses and other items in arriving at Net Income. At the same time the company realized that it was not following the recommendations in SFAS 95 paragraph 25 which states that the effect of exchange rate changes should be presented as a separate part of the statement cash flows. The Company had netted these changes in the related line items in the cash flows from operations section.

      As a result, the Company has restated certain financial information that was previously reported in the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005. The following tables provide a reconciliation of amounts previously reported by the Company.


Items affected in the shareholders' deficiency section of the Consolidated Balance Sheet
--------------------------------------------------------------------------------------------
                                                               At July 31, 2005
                                                      --------------------------------------
                                                      Previously   Restatement    Restated
                                                      Reported     Adjustment       Total
                                                      --------------------------------------
               Additional paid in capital             $ 3,762,704  $(569,007)  1 $ 3,193,697

               Accumulated deficit                    $(5,704,542) $      --     $(5,704,542)

                                                      --------------------------------------
                                                              At October 31, 2004
                                                      --------------------------------------
                                                      Previously   Restatement    Restated
                                                      Reported     Adjustment       Total
                                                      --------------------------------------
               Additional paid in capital             $ 3,710,928  $(585,507)  1 $ 3,125,421

               Accumulated other comprehensive loss   $(1,244,578) $ 585,507   1 $  (659,071)
                                                      --------------------------------------

                                                      --------------------------------------
                                                             At January 31, 2005
                                                      --------------------------------------
                                                      Previously   Restatement    Restated
                                                      Reported     Adjustment       Total
                                                      --------------------------------------
               Additional paid in capital             $ 3,688,028  $(523,581)  1 $ 3,164,447

               Accumulated other comprehensive loss   $(1,119,079) $ 523,581   1 $  (595,498)
                                                      --------------------------------------

                                                      --------------------------------------
                                                              At April 30, 2005
                                                      --------------------------------------
                                                      Previously   Restatement    Restated
                                                      Reported     Adjustment       Total
                                                      --------------------------------------
               Additional paid in capital             $ 3,643,368  $(478,921)  1 $ 3,164,447

               Accumulated other comprehensive loss   $(1,031,172) $ 478,921   1 $  (552,251)
                                                      --------------------------------------

   1 Reflects the exchange rate translations on the net assets of the Company's subsidiary using the historical rate in effect at the time the shares were issued


-------------------------------------------------------------------------------------------------------------------------
       The effect on  comprehensive  income of the  Consolidated  Statements of Operations  and  Comprehensive
       Income
-------------------------------------------------------------------------------------------------------------------------

                                                  For the Year Ended July 31, 2005   For the Year Ended July 31, 2004

                                                  -----------------------------------------------------------------------
                                                  Previously Restatement   Restated   Previously Restatement   Restated
                                                  Reported   Adjustment     Total     Reported   Adjustment      Total
                                                  -----------------------------------------------------------------------
              Net Income                          $ 271,350  $      --     $ 271,350  $  44,549  $      --     $   44,549

               Other comprehensive income (loss)
               Foreign currency translation
               adjustment                         $(527,944) $ 261,302  1  $(266,642) $(331,583) $ 110,999  1  $ (220,584)
                                                  -----------------------------------------------------------------------
              Comprehensive Income (Loss)         $(256,594) $ 261,302     $   4,708  $(287,034) $ 110,999     $ (176,035)
                                                  -----------------------------------------------------------------------

                                                  -----------------------------------------------------------------------
                                                      For the 3 Months Ended              For the 3 Months Ended
                                                         October 31, 2004                    October 31, 2003
                                                  -----------------------------------------------------------------------
                                                  Previously Restatement   Restated   Previously Restatement   Restated
                                                  Reported   Adjustment     Total     Reported   Adjustment      Total
                                                  -----------------------------------------------------------------------
              Net Income                          $  99,401  $      --     $  99,401  $ (16,193) $      --     $  (16,193)

               Other comprehensive income (loss)
               Foreign currency translation
               adjustment                         $(563,975) $ 277,802  1  $(286,173) $(380,625) $ 134,667  1  $ (245,958)
                                                  -----------------------------------------------------------------------
              Comprehensive Income (Loss)         $(464,574) $ 277,802     $(186,772) $(396,818) $ 134,667     $ (262,151)
                                                  -----------------------------------------------------------------------

                                                  -----------------------------------------------------------------------
                                                      For the 3 Months Ended              For the 3 Months Ended
                                                         January  31, 2005                   January 31, 2004
                                                  -----------------------------------------------------------------------
                                                  Previously Restatement   Restated   Previously Restatement   Restated
                                                  Reported   Adjustment     Total     Reported   Adjustment      Total
                                                  -----------------------------------------------------------------------
              Net Income                          $  49,463  $      --     $  49,463  $  78,269  $      --     $   78,269

               Other comprehensive income (loss)
               Foreign currency translation
               adjustment                         $ 125,499  $ (61,926) 1  $  63,573  $  27,318  $ (10,163) 1  $   17,155
                                                  -----------------------------------------------------------------------
              Comprehensive Income (Loss)         $ 174,962  $ (61,926)    $ 113,036  $ 105,587  $ (10,163)    $   95,424
                                                  -----------------------------------------------------------------------

                                                  -----------------------------------------------------------------------
                                                      For the 3 Months Ended              For the 3 Months Ended
                                                          April  30, 2005                     April 30, 2004
                                                  -----------------------------------------------------------------------
                                                  Previously  Restatement   Restated  Previously  Restatement    Restated
                                                  Reported    Adjustment     Total    Reported    Adjustment      Total
                                                  -----------------------------------------------------------------------
              Net Income                          $  52,472  $      --     $  52,472  $ 258,465  $      --     $  258,465

               Other comprehensive income (loss)
               Foreign currency translation
               adjustment                         $  87,907  $ (44,660) 1  $  43,247  $ 197,450  $(107,706) 1  $   89,744
                                                  -----------------------------------------------------------------------
              Comprehensive Income (Loss)         $ 140,379  $ (44,660)    $  95,719  $ 455,915  $(107,706)    $  348,209
                                                  -----------------------------------------------------------------------

   1 Reflects the exchange rate translations related to the net assets of the Company's subsidiary for the period

      The effect of foreign currency translation adjustments on the consolidated statements of cash flows

                                                                                         For the Year Ended July 31, 2004
       -------------------------------------------------------------------------------------------------------------------
                                                                      Previously      Restatement         Restated Total
                                                                       Reported        Adjustment
                                                                    ------------------------------------------------------
       Cash flows from (used in):
       Operations:
             Net income                                              $      44,549    $        --         $       44,549
            Items not involving cash:
       Adjustments to reconcile net income to cash
       provided by (used in) operating activities:
            Non-cash financing costs                                 $      98,550    $        --         $       98,550
            Loss on sale of assets                                   $       3,179    $        --         $        3,179
            Depreciation and amortization                            $      77,093    $        --         $       77,093
       Changes in operating working capital:                                                              $           --
            Increase in accounts receivable                          $    (350,352)   $    44,405   1     $     (305,947)
            Decrease in income taxes recoverable                     $      33,048    $        --         $       33,048
            Decrease in prepaid expenses                             $       2,053    $        39   1     $        2,092
            Increase in accounts payable and accrued
            liabilities                                              $     225,666    $   (55,739)  1     $      169,927
       -------------------------------------------------------------------------------------------------------------------
                                                                     $     133,786    $   (11,295)        $      122,491
       Investing:
            Proceeds on sale of property and equipment               $      35,188    $        --         $       35,188
            Purchase of property and equipment                       $      (2,259)   $        --         $       (2,259)
       -------------------------------------------------------------------------------------------------------------------
                                                                     $      32,929    $        --         $       32,929
       Financing:
            Repayment of shareholder loans                           $     (38,395)   $        --         $      (38,395)
            Repayment of  notes payable                              $     (10,599)   $        --         $      (10,599)
            Repayment of due to Wayside Solutions Inc.               $     (63,706)   $        --         $      (63,706)
       --------------------------------------------------------------------------------------------------------------------
                                                                     $    (112,700)   $        --         $     (112,700)

       Effect of exchange rate changes on cash and cash
       equivalents                                                   $          --    $    11,295   1     $       11,295
       --------------------------------------------------------------------------------------------------------------------
       Net decrease (increase) in cash and cash equivalents          $      54,015    $        --         $       54,015
       Cash and cash equivalents, beginning of period                $      74,930    $        --         $       74,930
       --------------------------------------------------------------------------------------------------------------------
       Cash and cash equivalents, end of period                      $     128,945    $        --         $      128,945
       --------------------------------------------------------------------------------------------------------------------

    1 Reflects the exchange rate translations related to current assets and liabilities of the Company's subsidiary for the stated period

       The effect of foreign currency translation adjustments on the consolidated statements of cash flows

                                                                                         For the Year Ended July 31, 2005
       --------------------------------------------------------------------------------------------------------------------
                                                                      Previously      Restatement         Restated Total
                                                                       Reported       Adjustment
                                                                    -------------------------------------------------------
       Cash flows from (used in):
       Operations:
            Net income                                               $     271,350    $        --         $      271,350
            Items not involving cash:
       Adjustments to reconcile net income to cash provided
            by (used in) operating activities:
            Shares issued to non-executive employees                 $      30,000    $        --         $       30,000
            Loss on sale of assets                                   $       9,167    $        --         $        9,167
            Depreciation and amortization                            $      73,187    $        --         $       73,187
       Changes in operating working capital:
            Increase in accounts receivable                          $    (747,954)   $    64,637   1     $   (  683,317)
            Decrease in prepaid expenses                             $       9,013    $     1,696   1     $       10,709
            Increase in accounts payable and accrued liabilities     $     464,584    $    28,667   1     $      493,251
       --------------------------------------------------------------------------------------------------------------------
                                                                     $     109,347    $    95,000         $      204,347
       Investing:
            Proceeds on sale of property and equipment               $      16,677    $        --         $       16,677
       --------------------------------------------------------------------------------------------------------------------

       Financing:
            Repayment of shareholder loans                           $     (93,952)   $        --         $      (93,952)
            Repayment of  notes payable                              $     (69,027)   $        --         $      (69,027)
            Repayment of due to Wayside Solutions Inc.               $     (68,806)   $        --         $      (68,806)
       --------------------------------------------------------------------------------------------------------------------
                                                                     $    (231,785)   $        --         $     (231,785)
       Effect of exchange rate changes on cash and cash
       equivalents                                                   $          --    $   (95,000)  1     $      (95,000)
       --------------------------------------------------------------------------------------------------------------------
       Net decrease (increase) in cash and cash equivalents          $    (105,761)   $        --         $     (105,761)
       Cash and cash equivalents, beginning of period                $     128,945    $        --         $      128,945
       --------------------------------------------------------------------------------------------------------------------
       Cash and cash equivalents, end of period                      $      23,184    $        --         $       23,184
       --------------------------------------------------------------------------------------------------------------------

    1 Reflects the exchange rate translations related to current assets and liabilities of the Company's subsidiary for the stated period


      The effect of foreign currency translation
      adjustments on the consolidated statements of cash
      flows
      ------------------------------------------------------------------------------------------------------------------
                         For the 3 months ended                    October 31, 2004                   October 31, 2003
                                                 -----------------------------------------------------------------------
                                                 Previously Restatement   Restated   Previously  Restatement  Restated
                                                 Reported   Adjustment      Total    Reported    Adjustment     Total
                                                 -----------------------------------------------------------------------
      Cash from (used in)
         Operations                              $ 228,492  $ 40,956  1  $ 269,448   $  30,615   $(156,522) 1 $ (125,907)
         Investing                               $      --  $     --     $      --   $  35,188   $      --    $   35,188
         Financing                               $ (82,293) $     --     $ (82,293)  $      --   $      --    $       --
      Effect of exchange rate changes on cash
      and cash equivalents                       $      --  $(40,956) 1  $ (40,956)  $      --   $ 156,522  1 $  156,522
      ------------------------------------------------------------------------------------------------------------------
      Net decrease (increase) in cash and cash
      equivalents                                $ 146,199  $     --     $ 146,199   $  65,803   $      --    $   65,803

      Cash and cash equivalents, beginning of
      period                                     $ 128,945  $     --     $ 128,945   $  74,930   $      --    $   74,930
      ------------------------------------------------------------------------------------------------------------------
      Cash and cash equivalents, end of period   $ 275,144  $     --     $ 275,144   $ 140,733   $      --    $  140,733
      ------------------------------------------------------------------------------------------------------------------


      ------------------------------------------------------------------------------------------------------------------
                         For the 6 months ended                    January 31, 2005                   January 31, 2004
                                                 -----------------------------------------------------------------------
                                                 Previously Restatement   Restated   Previously  Restatement  Restated
                                                 Reported   Adjustment      Total    Reported    Adjustment     Total
                                                 -----------------------------------------------------------------------
      Cash from (used in)
         Operations                              $    (905) $ 81,993  1  $  81,088   $ (17,945)  $(159,855) 1 $ (177,800)
         Investing                               $  16,677  $     --     $  16,677   $  35,188   $      --    $   35,188
         Financing                               $ (99,975) $     --     $ (99,975)  $ (52,838)  $      --    $  (52,838)
      Effect of exchange rate changes on cash
      and cash equivalents                       $      --  $(81,993) 1  $ (81,993)  $     --    $ 159,855  1 $  159,855
      ------------------------------------------------------------------------------------------------------------------
      Net decrease (increase) in cash and cash
      equivalents                                $ (84,203) $     --     $ (84,203)  $ (35,595)  $      --    $  (35,595)

      Cash and cash equivalents, beginning of
      period                                     $ 128,945  $     --     $ 128,945   $  74,930   $      --    $   74,930
      ------------------------------------------------------------------------------------------------------------------
      Cash and cash equivalents, end of period   $  44,742  $     --     $  44,742   $  39,335   $      --    $   39,335
      ------------------------------------------------------------------------------------------------------------------


      ------------------------------------------------------------------------------------------------------------------
                         For the 9 months ended                      April 30, 2005                     April 30, 2004
                                                 -----------------------------------------------------------------------
                                                 Previously Restatement   Restated   Previously  Restatement  Restated
                                                 Reported   Adjustment      Total    Reported    Adjustment     Total
                                                 -----------------------------------------------------------------------
      Cash from (used in)
         Operations                              $  19,291  $ 74,858  1  $  94,149   $  58,109   $ 139,439  1 $  197,548
         Investing                               $  16,677  $     --     $  16,677   $  32,999   $      --    $   32,999
         Financing                               $(159,703) $     --     $(159,703)  $(142,272)  $      --    $ (142,272)
      Effect of exchange rate changes on cash
      and cash equivalents                       $      --  $(74,858) 1  $ (74,858)  $      --   $(139,439) 1 $ (139,439)
      ------------------------------------------------------------------------------------------------------------------
      Net decrease (increase) in cash and cash
      equivalents                                $(123,735) $     --     $(123,735)  $ (51,164)  $      --    $  (51,164)

      Cash and cash equivalents, beginning of
      period                                     $ 128,945  $     --     $ 128,945   $  74,930   $      --    $   74,930
      ------------------------------------------------------------------------------------------------------------------
      Cash and cash equivalents, end of period   $   5,210  $     --     $   5,210   $  23,766   $      --    $   23,766
      ------------------------------------------------------------------------------------------------------------------

   1 Reflects the exchange rate translations related to current assets and liabilities of the Company's subsidiary for the stated period

                       (b) Pro Forma Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

Acquisition of BSD Software, Inc.

      On March 21, 2006, NeoMedia acquired all of the outstanding common shares of BSD. Pursuant to the terms of the merger, BSD was merged with and into NeoMedia Telecom Services, Inc., a wholly-owned subsidiary of NeoMedia. The separate corporate existence of BSD ceased as of the effective time of the merger, and NeoMedia Telecom Services, Inc. continues as the surviving corporation. In exchange for all of the outstanding shares of BSD, NeoMedia issued 7,123,698 shares of its common stock, valued at $0.3467, which is the volume-weighted average closing price of NeoMedia stock for the five days prior to the effective time of the merger. Each BSD shareholder received approximately
0.2019 share of NeoMedia common stock for each share of BSD common stock held.

Acquisition of Sponge Ltd.

      On February 20, 2006, NeoMedia and Sponge Ltd. of London ("Sponge") signed a definitive share purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Sponge in exchange for (pound)3,450,000 (approximately $6 million) cash and 33,097,135 shares of NeoMedia common stock. The agreement also calls for Sponge to earn an additional (pound)2,500,000 (approximately $4.4 million) in the form of NeoMedia common stock if, during the two-year period beginning at closing, the Sponge business earns in excess of (pound)1,300,000 (approximately $2.3 million) in net profits. On February 23, 2006, NeoMedia and Sponge completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.384. In the event that NeoMedia's stock price (at the time the consideration shares are saleable) is less than $0.384, NeoMedia is obligated to compensate Sponge shareholders in cash for the difference between the price at the time the shares become saleable and $0.384. Assuming a stock price at the time the shares become saleable of $0.22, which was the last sale price on May 25, 2006, NeoMedia would have a cash liability of $5.4 million resulting from this clause.

Acquisition of Gavitec AG

On February 17, 2006, NeoMedia and Gavitec AG of Wuerselen, Germany ("Gavitec") signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Gavitec in exchange for $1,800,000 cash and 13,660,511 shares of NeoMedia common stock. On February 23, 2006, NeoMedia and Gavitec completed the closing requirements and the acquisition became effective. In the event that NeoMedia's stock price (at the time the consideration shares are saleable) is less than $0.384, NeoMedia is obligated to compensate Gavitec shareholders in cash for the difference between the price at the time the shares become saleable and $0.384. Assuming a stock price at the time the shares become saleable of $0.22, which was the last sale price on May 25, 2006, NeoMedia would have a cash liability of $2.4 million resulting from this clause.

Acquisition of 12Snap AG

On February 10, 2006, NeoMedia and 12Snap AG of Munich, Germany ("12Snap") signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of 12Snap in exchange for $2,500,000 cash and 49,294,581 shares of NeoMedia common stock. On February 28, 2006, NeoMedia and 12Snap completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.3956. In the event that NeoMedia's stock price (at the time the consideration shares are saleable) is less than $0. 3956, NeoMedia is obligated to compensate 12Snap shareholders in cash for the difference between the price at the time the shares become saleable and $0.3956. Assuming a stock price at the time the shares become saleable of $0.22, which was the last sale price on May 25, 2006, NeoMedia would have a cash liability of $8.7 million resulting from this clause.

Acquisition of Mobot, Inc.

On February 17, 2006, NeoMedia acquired all of the outstanding shares of Mobot, Inc. of Lexington, MA, ("Mobot") in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The $6,500,000 stock portion of the purchase price is represented by 16,931,493 shares of NeoMedia common stock. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as stock consideration was calculated using a share price of $0.3839. In the event that NeoMedia's stock price (at the time the consideration shares are saleable) is less than $0.3839, NeoMedia is obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. Assuming a stock price at the time the shares become saleable of $0.22, which was the last sale price on May 25, 2006, NeoMedia would have a cash liability of $2.8 million resulting from this clause. In addition to cash and stock, at closing NeoMedia forgave notes payable totaling $1,500,000 due from Mobot. This amount is considered other additional consideration in the purchase price allocation.

Audited financials statements for Mobot were included in amendment no. 1 to form 8-K filed with SEC on May 3, 2006. Audited financials statements for 12Snap were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for Gavitec were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for Sponge were included in amendment no. 1 to form 8-K filed with SEC on May 9, 2006. Gavitec, Mobot, 12Snap, and Sponge balance sheets as of December 31, 2005 and statements of operations for the year ended December 31, 2005 are shown for pro forma purposes only.

Presentation

The unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2005 gives effect to the acquisitions of BSD, Sponge, Gavitec, 12Snap and Mobot as if they had occurred as of January 1, 2005, combining the historical results of NeoMedia for the year ended December 31, 2005 with the historical results of BSD, Sponge, Gavitec, 12Snap and Mobot for the year ended December 31, 2005. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 gives effect to the acquisitions of BSD, Sponge, Gavitec, 12Snap and Mobot as if they had occurred as of December 31, 2005.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of NeoMedia, BSD, Sponge, Gavitec, 12Snap, and Mobot without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia, BSD, Sponge, Gavitec, 12Snap, and Mobot believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what NeoMedia's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia's financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2005; with the separate historical financial statements and footnotes of BSD for the years ended July 31, 2005 and 2004 (included herein); with the separate historical financial statements and footnotes of Sponge for the years ended September 30, 2005 and 2004 (in Form 8-K/A filed with the SEC on May 9, 2006); with the separate historical financial statements and footnotes of Gavitec for the years ended December 31, 2005 and 2004 (in Form 8-K/A filed with the SEC on May 8, 2006); with the separate historical financial statements and footnotes of 12Snap for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 8, 2006); and with the separate historical financial statements and footnotes of Mobot for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 3, 2006).

2. Preliminary Purchase Price Allocation

A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made for BSD, Sponge, Gavitec, 12Snap and Mobot. The allocation reflected in the unaudited pro forma combined financial statements is based on management's best judgment and estimate of the fair values of intangible assets being acquired, and should be considered preliminary and is subject to the completion of a comprehensive independent valuation of the assets acquired and liabilities assumed. The Company expects to obtain an independent valuation, currently in process, by the filing of its second quarter 2006 Form 10-Q in August 2006. The final allocation of purchase price could differ materially from the pro forma allocation included herein. NeoMedia expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter Form 10-Q in August 2006.

Any additional contingent consideration issued pursuant to the stock purchase agreements could also change the purchase price allocation.

3. Pro forma Net Loss Per Share

The pro forma basic and dilutive net loss per share are based on the weighted average number of shares of pro forma NeoMedia's common stock as if the shares issued to acquire BSD, Sponge, Gavitec, 12Snap and Mobot had been issued at the beginning of the period shown. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

                           NeoMedia Technologies, Inc.
              Unaudited Pro-forma Condensed Combined Balance Sheet
                                December 31, 2005
                          (In thousands of US Dollars)


                                                                                                              Pro          Pro
                                                                                                             Forma        Forma
                                                                            (A)       (A)                    Adjust-      Consol-
ASSETS                                NeoMedia   Mobot      Sponge     Gavitec    12Snap       BSD           ments        idated
                                      --------- -------- -----------  ---------  --------  -----------     ----------    ----------
Current assets:                          *         *     (unaudited)**      *         *     (unaudited)*** (unaudited)   (unaudited)
    Cash and cash equivalents           $2,291      $909        $439        $95    $1,341          $52     ($13,941) (G)  ($8,814)
    Trade accounts receivable, net         341        78         223        172     2,117        1,567           --         4,498
    Inventories, net                       423        --          --        182        --           --           --           605
    Investment in marketable
     securities                            104        --          --         --        52           --           --           156
    Prepaid expenses and other
     current assets                        151         8         314         64       751           13           --         1,301
                                      --------- -------- -----------  ---------  --------  -----------     ----------    ----------
       Total current assets              3,310       995         976        513     4,261        1,632      (13,941)       (2,254)

    Property and equipment, net            236        22          48         17       224           69           --           616
    Capitalized patents, net             3,134        --          --         --        --           --           --         3,134
    Micro paint repair chemical
     formulations and proprietary
     process                             1,450        --          --         --        --           --           --         1,450
    Customer contracts and
     relationships                          --        --          --         --        --           --        2,800  (C)    2,800
    Capitalized software platform           --        --          --         --        --           --       16,300  (C)   16,300
    Other intangible assets                246        20          --          3        98           --        2,900  (C)    3,267
    Goodwill                             1,099        --          --         --        --           --       45,906  (C)   47,005
    Advances to Mobot, Inc.              1,500        --          --         --        --           --       (1,500)           --
    Cash surrender value of life
     insurance policy                      769        --          --         --        --           --           --           769
    Other long-term assets                 667        --          --         --        --           --         (229) (D)      438
                                      --------- -------- -----------  ---------  --------  -----------     ----------    ----------

         Total assets                  $12,411    $1,037      $1,024       $533    $4,583       $1,701      $52,236       $73,525
                                      ========= ======== ===========  =========  ========  ===========     ==========    ==========

LIABILITIES AND SHAREHOLDERS'
 DEFICIT
Current liabilities:
    Accounts payable                    $1,574      $344        $298       $160      $775       $3,328          $--        $6,479
    Accrued expenses                     1,844       148         266         50     2,153           --           --         4,461
    Amounts payable under
     settlement agreements                  97        --          --         --        --           --           --            97
    Taxes payable                           80        --          90         --        --           --           --           170
    Deferred revenues and other            898       236          73        362     1,780           --           --         3,349
    Liabilities of discontinued
     business unit                         676        --          --         --        --           --           --           676
    Notes and loans payable              3,015     1,500          --         --     4,145        1,715       (1,500) (E)    8,875
                                      --------- -------- -----------  ---------  --------  -----------     ----------    ----------
         Total current liabilities       8,184     2,228         727        572     8,853        5,043       (1,500)       24,107
                                      --------- -------- -----------  ---------  --------  -----------     ----------    ----------

    Long-term debt and convertible
    debentures                              --       500         105         --        --           --         (500) (F)      105
    Minority Interest                       --        --          --         --         7           --           --             7

Shareholders' deficit:
    Preferred stock                         --        --          --         --        --           --           --            --
    Common stock (B)                     4,676        --           1        263     5,825           32       (4,567) (C)    6,230
    Additional paid-in capital         106,456         1          11      1,180    49,675        3,194      (10,535) (C)  149,982
    Deferred equity financing costs    (13,256)       --          --         --        --           --           --       (13,256)
    Deferred stock-based compensation     (169)       --          --         --        --           --           --          (169)
    Accumulated other comprehensive
     income (loss)                        (177)       --         (40)        --       946         (873)         (33) (C)     (177)
    Retained earnings (accumulated
     deficit)                          (92,524)   (1,692)        220     (1,482)  (60,158)      (5,695)      68,806  (C)  (92,525)
    Treasury stock                        (779)       --          --         --      (565)          --          565          (779)
                                      --------- -------- -----------  ---------  --------  -----------     ----------    ----------
       Total shareholders' deficit       4,227    (1,691)        192        (39)   (4,277)      (3,342)      54,236        49,306
                                      --------- -------- -----------  ---------  --------  -----------     ----------    ----------
         Total liabilities and
          shareholders' deficit        $12,411    $1,037      $1,024       $533    $4,583       $1,701      $52,236       $73,525
                                      ========= ======== ===========  =========  ========  ===========     ==========    ==========

*     - Derived from audited financial statements
** - Sponge balances taken from December 31, 2005 interim unaudited balance sheet
*** - BSD balances taken from January 31, 2006 interim unaudited balance sheet

Pro-forma Adjustments
(A) - For pro forma presentation purposes, Gavitec and 12Snap balances are converted from Euro to US Dollars at a rate of 0.8444 Euros/US Dollar, which was the exchange rate as of December 31, 2005.

(B) - As of December 31, 2005, NeoMedia's $0.01 par value common stock consists of 1,000,000,000 authorized shares, 475,387,910 historical shares and 622,974,117 pro forma shares issued; and 467,601,717 historical shares and 615,187,924 pro forma shares outstanding

(C) - Adjustment for stock and cash issued to acquire Mobot, Sponge, Gavitec, 12Snap, and BSD, assuming acquisitions occurred as of December 31, 2005. Adjustment includes the elimination of $1,554 common stock and $43,525 paid-in capital of the subsidiaries. The purchase price for each acquisition was calculated as follows:


                                                 Mobot        Sponge       Gavitec       12Snap         BSD
                                                 -----        ------       -------       ------         ---
    Pro forma number of shares of NeoMedia
    to be treated as purchase price
    consideration                              22,413,793   39,310,345    18,620,690   67,241,379    7,859,527
    x  NeoMedia closing stock price around
    December 31, 2005 (measurement date)           $0.290       $0.290        $0.290       $0.290       $0.290
                                             ------------- ------------ ------------- ------------ ------------
       Total stock consideration               $6,500,000  $11,400,000    $5,400,000  $19,500,000   $2,279,263
       Plus cash consideration                 $3,500,000   $6,141,000    $1,800,000   $2,500,000         $---
                                             ------------- ------------ ------------- ------------ ------------
           Pro forma purchase price           $10,000,000  $17,541,000    $7,200,000  $22,000,000   $2,279,263
                                             ============= ============ ============= ============ ============

     In accordance with SFAS 141 and EITF 99-12, for the purposes of this unaudited pro forma balance sheet, the fair value of the stock to be issued as purchase price consideration is assumed to be $0.29 per share, which was the average closing price of NeoMedia common stock for the three days up to and including December 31, 2005 (the measurement date). There are no additional options, warrants, or other stock-based consideration expected to be issued as part of the purchase price for either acquisition. Each of the above transactions was completed in the first quarter of 2006. The actual number of shares issued as stock consideration is shown in the following table:

                                                 Mobot        Sponge       Gavitec       12Snap         BSD
                                                 -----        ------       -------       ------         ---
    Actual Shares Issued as Stock             16,931,493   33,097,135    13,660,511   49,294,581    7,123,698
    Consideration

     Based on NeoMedia's stock price around the measurement date of December 31, 2005, and the balance sheets of NeoMedia, Mobot, Sponge, Gavitec, 12Snap, and BSD as of December 31, 2005, the pro forma purchase price for each acquisition would be allocated as follows:

                                                                              (in thousands of US dollars, except share amounts
                                                                       Mobot       Sponge      Gavitec      12Snap        BSD
                                                                       -----       ------      -------      ------        ---
Purchase Price Consideration
Cash                                                                     $3,500      $6,141       $1,800       $2,500         $--

Pro forma number of shares of NeoMedia common stock issued           22,413,793  39,310,345   18,620,690   67,241,379   7,859,527
/  NeoMedia closing stock price around December 31, 2005
(measurement date)                                                        $0.29       $0.29        $0.29        $0.29       $0.29
                                                                    ------------ ----------- ------------ ------------ ----------
Pro forma fair value of shares issued as purchase price                  $6,500     $11,400       $5,400      $19,500      $2,279
consideration

Purchase-related costs                                                        8          73           26          113           8
Other purchase consideration                                              1,500          --           --           --          --
                                                                    ------------ ----------- ------------ ------------ ----------

  Total fair value expected to be treated as purchase price
consideration                                                           $11,508     $17,614       $7,226      $22,113      $2,287
                                                                    ============ =========== ============ ============ ==========

Assets Purchased
Cash and cash equivalents                                                  $909        $439          $95       $1,341        $52
Investment in marketable securities                                          --          --           --           52          --
Trade accounts receivable, net                                               78         223          172        2,117       1,566
Inventory                                                                    --          --          182           --          --
Prepaid expenses and other current assets                                     8         314           64          751          13
Property and equipment, net                                                  22          48           17          224          70
Customer contracts and relationships (i)(ii)                                400         400           --          400       1,600
Capitalized software platform (i)(iii)                                    5,000       1,300        5,600        4,400          --
Other intangible assets (i)(iv)                                             220         550          553        1,548         150
Goodwill (i)(v)                                                           5,599      15,172        1,116       20,140       3,879
                                                                    ------------ ----------- ------------ ------------ ----------
                                                                         12,236      18,446        7,798       30,973       7,330
                                                                    ------------ ----------- ------------ ------------ ----------

Liabilities Assumed
Accounts payable                                                            344         298          160          775       3,328
Accrued expenses                                                            148         266           50        2,153          --
Taxes payable                                                                --          90           --           --          --
Deferred revenues and other current liabilities                             236          73          362        1,780          --
Notes payable                                                                --          --           --        4,145       1,715
Long-term debt                                                               --         105           --            7          --
                                                                    ------------ ----------- ------------ ------------ ----------
                                                                            728         832          572        8,860       5,043
                                                                    ------------ ----------- ------------ ------------ ----------


            (i) - For purposes of these unaudited pro forma financial
                  statements, the excess of fair value of consideration paid over net book value for Mobot, Sponge, Gavitec, 12Snap, and BSD is allocated to the following intangible asset categories: customer contracts and relationships, capitalized software platform, other intangible assets, and goodwill. The allocation is made based on NeoMedia management's judgment and best estimate of the value of each category for each business. As of this filing, NeoMedia has not completed an independent valuation of such intangible assets. NeoMedia is in the process of performing an independent valuation of the intangible assets, and a final allocation of the purchase price of each entity will be made based on the results of such valuation, to be completed no more than one year from closing. It is important to note that the final independent valuation, could vary materially from the pro forma allocation presented above. NeoMedia expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter Form 10 Q in August 2006.

           (ii) - Customer contracts and relationships consist of the customers of each business that are under contract, as well as prospects identified for potential future business, the fair value of which is calculated as the discounted after-tax expected earnings from current and identified customers. NeoMedia expects to assign an amortization period of 5 years to this class of assets.

          (iii) - Capitalized software platforms consist of proprietary software systems acquired. NeoMedia expects to assign an amortization period of 7 years to this class of assets.

           (iv) - Other intangible assets consist of brand names and other proprietary copyrighted materials. NeoMedia expects to assign an amortization period of 7-10 years to this class of assets.

            (v) - The remaining excess of purchase price paid over fair value of assets and liabilities assumed is allocated to goodwill, and as such, is not assigned a depreciable life. Goodwill will be tested for impairment as defined by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(D) - Adjustment to eliminate acquisition-related costs paid by NeoMedia in 2005 that are included in the purchase price allocation.

(E) - Adjustment to eliminate note payable from Mobot to NeoMedia that was forgiven at closing.

(F) - Adjustment to eliminate Mobot convertible debentures that were converted prior to closing. As a result, the above unaudited condensed consolidated pro forma balance sheet is shown assuming the debentures are converted prior to the pro forma closing date.

(G) - Negative cash balance is shown for pro forma purposes only. During February 2006, NeoMedia obtained $22 million gross financing in the form of a convertible preferred stock sale, a portion of the proceeds of which were used to acquire Mobot, Gavitec, 12Snap, and Sponge.

                           NeoMedia Technologies, Inc.
         Unaudited Pro-forma Combined Condensed Statement of Operations
                      For the Year Ended December 31, 2005
               (In thousands of US Dollars, except per share data)

                                                                                                          Pro              Pro
                                                                (B)       (A)       (A)                  Forma            Forma
                                     NeoMedia         Mobot   Sponge    Gavitec   12Snap      BSD      Adjustments     Consolidated
                                    -------------   -------   -------   -------   -------   -------   -------------   -------------
                                          *            *   (unaudited)**   *         *   (unaudited)*** (unaudited)    (unaudited)
NET SALES:
    Technology license, service
     and products                   $         877   $   300   $ 2,248   $   772   $ 7,396   $ 8,437   $          --   $      20,030
    Micro paint repair products
     and services                           1,279        --        --        --        --        --              --           1,279
                                    -------------   -------   -------   -------   -------   -------   -------------   -------------
       Total net sales                      2,156       300     2,248       772     7,396     8,437              --          21,309
                                    -------------   -------   -------   -------   -------   -------   -------------   -------------

COST OF SALES:
    Technology license, service
     and products                             659        --     1,296       722        --     6,973           2,329(B)       11,979
    Micro paint repair products
     and services                             913        --        --        --        --        --              --             913
                                    -------------   -------   -------   -------   -------   -------   -------------   -------------
       Total cost of sales                  1,572        --     1,296       722        --     6,973           2,329          12,892
                                    -------------   -------   -------   -------   -------   -------   -------------   -------------

GROSS PROFIT                                  584       300       952        50     7,396     1,464          (2,329)          8,417

    Selling, general and
     administrative expenses                7,561     1,180       796       972     7,147     1,184             992(B)        19,832
    Impairment charge                         335        --        --        --        --        --              --             335
    Research and development
     costs                                    934       552        --       503     1,515        --              --           3,504
                                    -------------   -------   -------   -------   -------   -------   -------------   -------------

Income (loss) from operations              (8,246)   (1,432)      156    (1,425)   (1,266)      280          (3,321)        (15,254)
    Loss on extinguishment
     of debt, net                             172        --        --        --        --        --              --             172
    Other income (loss)                        --        --        57       296       230        --              --             583
    Impairment charge on
     investments                             (780)       --        --        --        --        --              --            (780)
    Interest income (expense),
     net                                     (293)      (42)       18        --      (515)     (150)             --            (982)
                                    -------------   -------   -------   -------   -------   -------   -------------   -------------

Income before provision for
 income taxes                              (9,147)   (1,474)      231    (1,129)   (1,551)      130          (3,321)        (16,261)
Provision for income taxes                     --        --       (60)       --        --        --              --              --
                                    -------------   -------   -------   -------   -------   -------   -------------   -------------

Net income (loss)                          (9,147)   (1,474)      171    (1,129)   (1,551)      130          (3,321)        (16,261)

Other comprehensive income (loss):
    Unrealized loss on marketable
     securities                              (146)       --        --        --        --        --              --            (146)
    Foreign currency translation
     adjustment                                29        --        --        --        --      (277)             --            (248)
                                    -------------   -------   -------   -------   -------   -------   -------------   -------------

Comprehensive income (loss)         $      (9,264)  $(1,474)  $   171   $(1,129)  $(1,551)  $  (147)  $      (3,321)  $     (16,655)
                                    =============   =======   =======   =======   =======   =======   =============   =============

NET INCOME (LOSS) PER
    SHARE--BASIC AND DILUTED        $       (0.02)                                                               --   $       (0.03)
                                                                                                      =============   =============

COMPREHENSIVE INCOME (LOSS)
    PER SHARE--BASIC AND DILUTED    $       (0.02)                                                               --   $       (0.03)
                                                                                                      =============   =============

Weighted average number
 of common shares-basic
 and diluted                          451,857,851                                                       172,717,482(C)  624,575,333
                                                                                                      =============   =============

*   - Derived from audited financial statements
** - Sponge fiscal year end is September 30. Results shown are for the year ended December 31, 2005, compiled from Sponge's audited financial statements for the year ended September 30, 2005 and interim financial statements for the three months ended December 31, 2005 and 2004.
*** - BSD fiscal year end is July 31. Results shown are for the year ended
      January 31, 2006, compiled from BSD's audited financial statements for the year ended July 31, 2005 and interim financial statements for the six months ended January 31, 2006 and 2005

Pro-forma Adjustments

(A)- For pro forma presentation purposes, Gavitec and 12Snap results are converted from Euro to US Dollars at a rate of 0.80844 Euro/US Dollar, which was the average exchange rate for the period January 1, 2005 - December 31, 2005.

(B)- A portion of Sponge's sales are shown net of payments made to customers.

(C)- Adjustment to reflect amortization of acquired intangible assets for the year ended December 31, 2005, as if the acquisitions had occurred on January 1, 2005. It is important to note that the actual allocation and estimated useful lives of intangible assets acquired that will be adopted based on an independent valuation could vary from the estimates presented herein (see note C(i) to the pro forma balance sheet for a discussion on useful lives). Such a difference could cause a material difference between the actual periodic amortization charges that NeoMedia will record in its statement of operations, and the amortization amount shown above. Estimated useful lives are based on management's best estimate of the purchase price allocation, and have not been finalized based on the results of an independent valuation.

(D)- Adjustment for shares that would have been issued in connection with acquisitions if they had occurred on January 1, 2005, calculated as follows:

                                                      Mobot      Sponge     Gavitec    12Snap        BSD           Total
                                                   ---------- ----------- ---------- ----------- -----------    -----------
NeoMedia stock price around January 1, 2005            $0.261     $0.261      $0.261      $0.261      $0.261
(measurement date)
Total stock consideration                          $6,500,000 $11,400,000 $5,400,000 $19,500,000  $2,279,263    $45,079,263
                                                   ---------- ----------- ---------- ----------- -----------    -----------
   Pro forma number of shares of NeoMedia to be
treated as purchase price consideration            24,904,215  43,678,161 20,689,655  74,712,644   8,732,808    172,717,482
                                                   ========== =========== ========== =========== ===========    ===========

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NeoMedia Technologies, Inc.
                                            ------------------------------------
                                           (Registrant)


Date: June 2, 2006                          By: /s/ Charles T. Jensen
      ------------                              --------------------------------
                                            Charles T. Jensen, President,
                                            Chief Executive Officer and Director

                                  EXHIBIT INDEX

   Exhibit No.    Description
   -----------    -----------
     23.1         Consent of Stonefield Josephson, Inc., Independent Registered
                  Public Accounting Firm